UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2010

KORE NUTRITION INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153243
(Commission File Number)

N/A
(IRS Employer Identification No.)

2505 Anthem Village, Suite E-460, Henderson, NV 89052
(Address of principal executive offices and Zip Code)

702.475.5748
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

On March 31, 2010, we completed the acquisition of all of the issued and outstanding shares of Go All In, Inc., a private Nevada corporation, pursuant to the terms of a Share Exchange Agreement dated February 26, 2010 among our company, Go All In, Inc. and the shareholders of Go All In, Inc. We are filing this Amendment No. 1 to the current report on Form 8-K filed on April 6, 2010 to include audited balance sheets of Go All In, Inc. as of December 31, 2009 and 2008, the related audited consolidated statements of operations and comprehensive income (loss), shareholders’ equity (deficit), and cash flows for each of the years then ended, and unaudited pro forma statements of operations for the year ended December 31, 2009 and the three months ended March 31, 2010 under Item 2.01. We have also included management’s discussion and analysis related to the Go All In, Inc. financial statements included in this Form 8-K/A with respect to the year ended December 31, 2009 under Item 2.01. Apart from the foregoing, and consequential amendments to the Item 9.01, no other changes have been made to the Form 8-K as originally filed on April 6, 2010.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors” commencing on page 9, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These risks and uncertainties include: a continued downturn in international economic conditions; any adverse occurrence with respect to the development or marketing of our drink products; any adverse occurrence with respect to any of our licensing agreements; our ability to successfully bring products to market; product development or other initiatives by our competitors; fluctuations in the availability and cost of materials required to produce our products; any adverse occurrence with respect to distribution of our products; potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; and other factors beyond our control.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report on Form 8-K, the terms “we”, “us” “our” and “Kore” mean Kore Nutrition Incorporated and our wholly-owned subsidiary Go All In, Inc. Unless otherwise stated, “$” refers to United States dollars.

Item 2.01 Completion of Acquisition of Assets

On February 26, 2010, we entered into a share exchange agreement with Go All In, Inc. (“All In”). The closing of the agreement occurred on March 31, 2010. Pursuant to the terms of the agreement, we agreed to acquire all of the issued and outstanding common shares of All In from the shareholders of All In in exchange for the issuance by us to the shareholders of All In of an aggregate of 32,500,000 shares of our common stock, on a pro rata basis. Subsequent to the entry into the share exchange agreement, the parties agreed to increase the number of shares to be issued to the All In shareholders to an aggregate of 35,425,000 shares, of which 30,687,124 shares of common stock were issued effective March 31, 2010. We issued 22,000,232 shares to fourteen All In shareholders who are non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. We issued 8,686,892 shares to eight All In shareholders who are U.S. persons pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. As a result of the closing of the share exchange agreement, All In became a wholly-owned subsidiary of our company.

A copy of the share exchange agreement was filed as Exhibit 2.1 to our current report on Form 8-K that was filed with the Securities and Exchange Commission on March 4, 2010 and is incorporated herein by reference. The following description of the terms of the share exchange agreement is qualified in its entirety by the contents of the share exchange agreement.

In connection with the entry into the share exchange agreement, we granted All In a bridge loan pursuant to the terms of a promissory note in the principal amount of $150,000 which bears interest at the rate of 7.5% per month. The bridge loan is repayable on September 1, 2010. In the event that All In has not repaid the entire principal amount of the note and all accrued interest thereon by September 1, 2010, we will have the right to convert any outstanding principal and accrued interest into common shares in the capital of All In at the conversion price of $0.50 per share. The proceeds of this loan were derived from a demand promissory note in the principal amount of $50,000 and a convertible promissory note, in the principal amount of $100,000 that is convertible into shares of our common stock at the conversion price of $0.50 per share. The convertible note was converted into 200,000 shares of our common stock at the conversion price of $0.50 per share effective March 31, 2010. The convertible note and the shares of common stock issued upon the conversion of the convertible note were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Pursuant to the terms of the share exchange agreement, on March 31, 2010, we issued 1,000,000 shares of our common stock to Venturex Global Investment Corp., at a deemed price of $0.50 per share, in full and final settlement of a promissory note in the principal amount of $500,000 issued by All In to Venturex. We issued the shares to Venturex, a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Further, in connection with the closing of the share exchange agreement, on March 31, 2010, we completed a non-brokered private placement, pursuant to which we issued 2,000,000 units at a price of $0.50 per unit for gross proceeds of $1,000,000. Each unit consisted of one share of our common stock and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of our common stock at the exercise price of $0.60 per share until March 31, 2012. The units were issued to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Upon the closing of the share exchange agreement, our board of directors appointed Messrs. Jason Chan, Jeffrey Todd, Larry Lucas, and Paul Taylor as directors of our company. Deanna Embury remains as a director of our company. Effective as of the closing of the agreement, Katherine Rodgers resigned as an officer and director of our company and our board of directors appointed Jason Chan as the secretary of our company. In connection with the closing of the agreement, Deanna Embury and Katherine Rodgers agreed to return an aggregate of 101,080,000 restricted shares of our common stock to treasury for cancellation in exchange for the aggregate payment by our company to Deanna Embury and Katherine Rodgers of $40,000.

At the closing of the share exchange agreement, we entered into escrow agreements with certain shareholders of All In, pursuant to which such shareholders agreed not to offer, sell, assign, pledge or otherwise transfer the shares of our common stock they received in connection with the closing of the share exchange agreement, other than in accordance with the terms of the escrow agreement. The remaining shareholders of All In who were issued shares effective March 31, 2010 entered into lock-up agreements with our company, pursuant to which they have agreed not to offer, sell, assign pledge or otherwise transfer their shares of our common stock received in connection with the closing of the share exchange agreement other than in accordance with the terms of the lock-up agreements.

Within 90 days of the closing of the share exchange agreement, we are required to:

(a)

file an amendment to our certificate of incorporation with the Secretary of State of the State of Nevada to change our name from “Kore Nutrition Incorporated” to “Go All In Inc.”, in accordance with applicable corporate and securities laws; and

(b)	assign, transfer and grant all intellectual property assets relating to our snack products business to Deanna Embury and Katherine Rodgers.

Further, if All In achieves net revenues, as determined in accordance with United States generally accepted accounting principles, of $250,000 (evidenced by audited financial statements of All In reflecting same), within 45 days of All In providing such financial statements to our company, we will arrange for a milestone payment of $500,000 to be paid to All In.

Except for the share exchange agreement and the transactions contemplated by that agreement, none of our company, associates of our company, directors or officers of our company serving prior to the closing of the share exchange agreement, or associates of such directors and officers, had any material relationship with All In or any of the shareholders of All In.

The securities of our company that were issued to the shareholders of All In upon the closing of the share exchange agreement, to Venturex in settlement of the promissory note, to a creditor upon conversion of a convertible note, and to subscribers to the private placement, have not been and will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from such registration requirements.

We have determined to treat the acquisition of All In as a reverse acquisition for accounting purposes. We intend to file an amended current report on Form 8-K within 71 days from the filing of this current report that will include audited annual financial statements for the two years ended December 31, 2009, together with a management’s discussion and analysis section describing same.

DESCRIPTION OF THE BUSINESS

General Development of the Business

Our principal executive offices are located at 2505 Anthem Village, Suite E-460, Henderson, NV 89052, and our telephone number is 702.475.5748. Our common stock is quoted on the OTC Bulletin Board under the symbol “KORE”.

We were incorporated under the laws of the State of Nevada on January 16, 2006, and registered as an extra-provincial corporation in the province of British Columbia, Canada on January 3, 2007. Our business model was initially to develop niche snack products to cater to a broad spectrum of health conscious consumers. However, as we were not successful at developing a product line prior to the entry into the share exchange agreement and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our shareholders.

Up until December 18, 2008, All In was organized as “Go All In, LLC,” a Delaware limited liability company. Effective December 18, 2008, and pursuant to the terms of an asset purchase agreement, All In’s business and operations were re-organized as a Nevada corporation under the name “Go All In, Inc.” Historical financial and other information presented herein relating to time periods prior to December 18, 2008 is that of All In’s accounting and operational predecessor.

Effective March 4, 2010, we declared a 9.2 for 1 forward split, payable by way of a stock dividend whereby we issued an additional 8.2 shares for each share outstanding to stockholders of record as of February 25, 2010.

Description of Business

Overview

As of the closing of the share exchange agreement, we are engaged in the business of developing, producing, and selling non-alcoholic beverages. Specifically, we have developed and are currently selling bottled water and three energy drinks. Production, storage, and shipping of our products have been contracted out to independent beverage production companies, known as co-packers, which produce our products to our specifications. We intend to expand our production, sales and distribution capacity in the next twelve months.

We associate our products with professional poker, and sports endurance events overall, by securing the endorsements of professional poker players, sponsoring poker tournaments, and hosting our own branded poker tournament. We intend to continue this strategy of brand association with professional poker.

Principal Products

Our current products include bottled water and three different flavors of energy drinks: citrus, grape and root beer. Our products are classified as non-alcoholic ready-to-drink beverages and are classified as “New Age” or “Alternative Beverages”. New Age beverages are distinguishable from mainstream carbonated soft drinks in that they tend to contain less sugar, less carbonation, and natural ingredients. As a general rule, three criteria have been established for such a classification: (1) relatively new introduction to the marketplace; (2) a perception by consumers that consumption is healthier than mainstream carbonated soft drinks; and (3) the use of natural ingredients and flavors in the products.

Energy Drinks

Our energy drinks are labeled “ALL IN ENERGY DRINK”. They are specially formulated with adaptogenic herbs, vitamins and amino acids, which we purport collectively provide sustainable energy, a sharpened sense of focus, and support for the immune system. Herbs such as astralagus, schidandra, Panax Ginseng, and Panax Quinquefolium are used in our proprietary blend to support the immune system. A high-content of vitamins and amino acid ingredients, such as Vitamin C, Niacin, Vitamin B6, Folic Acid, Vitamin B12 and Pantothenic Acid, are included. We believe these ingredients assist with sharpening focus and increasing energy. Our energy drinks are specifically formulated as low calorie, low sodium beverages that contain zero carbohydrates and zero sugar to deliver a consistent level of energy. These qualities are intended to attract the attention of both male and female consumers.

We have sought to differentiate our energy drinks by developing flavors that appeal to consumers, as well as developing formulas that we believe are healthier than competing products. We have sought to appeal to the health conscious consumer by including vitamins and adaptogenic herbs and avoiding the high sugar levels and high carbohydrate contents of competing products.

Water

Our purified water is labeled as “ALL IN PURIFIED WATER”. Our purified water goes through an extensive 12-step purification process. First, high levels of dissolved solids, present in most waters, are filtered out through a multi-step process. The water is then re-mineralized with a specific blend of minerals, which we believe may boost cell regeneration through heightened hydration.

Manufacturing

The manufacture of energy beverages and fortified water is a science that requires specialized equipment, highly trained personnel and intensive quality control oversight. We have identified qualified co-packers in core markets of current (and future) distribution, who, under the scrutiny of our quality control personnel, manufacture our products to our specifications and high quality standards. These co-packers will be employed until such time as volumes justify self-manufacturing. At that time, we intend to build our own facilities for manufacturing.

We have been working with Beverage Science of Delaware to manufacture our energy drinks at their Southern California production and bottling facility. They have significant experience in successfully developing, manufacturing and bottling energy drinks.

We have similarly been working with Fitness Water, Inc., a specialty water bottler based in Southern California, to provide high-quality bottled water, created to our specifications and branded specifically for us. Both Beverage Science and Fitness Water engage in product runs upon request, which allows us to meet demand and balance our inventory requirements throughout the year.

We are currently negotiating with both Beverage Science and Fitness Water on contract terms that we expect to be completed in the very near future.

Sales and Marketing

Our goal is for our products to become leading beverages in the beverage marketplace, initially in the United States, and later in certain international markets. In order to achieve our goal, we intend to increase awareness of our products with both retailers, as wholesale customers, and beverage drinkers, as end-users. We hope to accomplish this by increasing our sponsorships, capitalizing on our celebrity endorsements, and building our poker tournaments, and sports endurance presence worldwide.

Initially, we have pursued a strategy of associating our products with professional poker. To this end, we have sponsored the World Series of Poker, obtained endorsements from a number of professional poker players, and hosted our own poker tournament. We intend to increase and capitalize on these efforts in the coming year as described below.

We have secured, and will continue to seek, endorsements for our products from celebrities, particularly those in the world of professional poker, thereby taking advantage of public relations opportunities often available to such individuals. By securing, widely publicizing and advertising celebrity endorsements, we hope to create consumer awareness of, and demand for, our products. We hope to avoid high endorsement fees by offering a percentage of sales revenue in return for the celebrity’s endorsement. We have taken advantage of the demonstrated ability of celebrities to generate public relations and promotional brand marketing activity at a low cost. We intend to promote our products by using public relations activities across numerous media platforms to generate a high level of brand awareness and consumer interest.

Our marketing and pricing policies have taken into consideration competitors’ prices and our perception of what a consumer is willing to pay for a particular brand and product in the retail environment. Our goal has been to competitively price our products with the other comparable premium brands and provide a higher quality product at the selected price points. We believe our celebrity endorsement strategy supports premium pricing.

We will build on our identity in the sport of poker, and intend to secure distribution of our products in gambling establishments throughout the United States. Distribution will be achieved through wine and spirit distributors and/or specialty food distributors, or through merchandising at hotels, including in-room in mini bars, at gift shops, at restaurants and bars, at swimming pools and work out rooms, and on the gaming floors.

Utilizing the same distribution system, products will be sold in supermarkets, drug stores, convenience stores and in mass merchandisers. Retail pricing will be maintained at parity pricing with competition, supporting the retailer’s demand for a 40% margin off promotion and a 30% margin on promotion. We anticipate that our products will be promoted in store for two one week periods per quarter and we will reduce the cost of goods with a 15% promotional allowance to drive volume and gain trial and visibility. In years one and two, we intend to focus our market penetration strategy on the western United States. For this segment, and then in year three, we anticipate that our market penetration will expand into the southwest markets of Texas and Louisiana where gambling is a pastime.

Through food service distributors, we believe products will be sold into colleges and universities as these consumers have a penchant for energy drinks to sustain their study and social habits.

We intend to expand the Internet sale of products through bulletin board advertising links, and the provision of offers for branded apparel to consumers. We intend to secure advertising space on websites, which will be tagged with our “All in” brand.

We do not currently employ any direct sales personnel. In the short term, we intend to continue to use the talents and services of our management and contractors to sell our products. Later, we plan to form an independent network of contract sales associates managed by company regional managers, a promotional support team, and several market segment specialists who will be paid on a commission basis. In any event, we currently do not intend to hire sales personnel for at least the next twelve months, unless our revenues are enough to absorb the cost of these personnel.

Brand Tie-In with Poker

The majority of poker players in the United States are males ages 21-35. This overlaps significantly with the demographic profile of energy drink consumers. It is also estimated that there are 10 million serious internet poker players (those playing 5+ hrs per week). With the increased accessibility to poker through websites and increased popularity through media coverage, poker has grown into a multi-billion dollar industry. Poker events, such as the World Series of Poker, have gained recognition and coverage through major television networks including ESPN, NBC, and GSN. As a result, poker has become a form of entertainment as well as a mainstream game for gamblers. We have thus determined to focus our marketing efforts on poker players.

Endorsements

In the past, we have received informal endorsements from popular professional poker players. Currently, ten-time World Series of Poker (“WSOP”) champion Johnny Chan, a founding partner of our company, is our main ambassador and has committed to drink our products at all tournaments and appearances as well as wear All In Energy logo branded apparel; and make personal appearances for autographs, signatures, and photographs. We also have relationships with other well-known poker professionals. Building these relationships sets our products apart as the drinks of choice for professional poker players. While we do not have existing written agreements for endorsements, we intend to acquire written endorsement agreements in the future.

World Series of Poker Sponsorship

The WSOP is the largest set of poker tournaments in the world. It is held annually in Las Vegas and, since 2007, has consisted of 55 events. As an official sponsor of the WSOP, in both 2008 and 2009, we enjoyed the following exposure opportunities for our brand and products:

  All In Energy Drink logo on WSOP table felts;

  All In Energy Drink dealer flags were used during the main event;

  All In Energy Drink products were the only water or energy drink served on the WSOP playing floor and our water and energy drinks were automatically stocked on drink trays to ensure availability; and

  All In Energy Drinks and All In Purified Water were pre-set on tables at the start of each day’s play to reinforce our connection to the WSOP.

All In Energy Invitational Poker Tournament

In July 2008, we held the first All In Energy Invitational Poker Tournament (“AIPT”). We did not hold a tournament in 2009 and have no plans to hold one in 2010. The AIPT was designed as an incentive for poker players and energy drink consumers to purchase our products as well as an opportunity to increase exposure of our brand. In 2008, we conducted a customer appreciation contest that awarded free entry to the AIPT to the top 1,000 purchasers of our products through our website. A separate sweepstakes contest randomly selected 200 winners from customers and mail-in entrants. The 1,200 winners competed against each other for a cash prize. We may decide to host similar tournament in the future.

Distribution Methods

We currently have two main avenues for the sale and distribution of our products: our internet website and various retail locations. Retail customers can navigate to our website, www.allinenergy.com, and purchase our products directly from us. We charge the customer’s credit card and the products are shipped directly to the customer. Alternatively, retail customers will be able to obtain our products through traditional retail outlets. Our objective is to sell through retailers such as grocery stores and supermarkets; convenience stores and gas stations; food service operations, such as restaurants and night clubs; cruise ship operators; hotels; and other locations.

All of our products are shipped from Beverage Science and Fitness Water to the fulfillment house, United Fulfillment Solutions (“UFS”), and UFS is responsible for all order fulfillment, distributing our products to retail locations as well as directly to customers. We intend to continually review our shipping and distribution needs in light of regulatory compliance and logistical requirements and may add or change distributors based on those needs. In the event that our relationship with any of our distributors deteriorates, we believe we could replace the distributor with another of comparable quality. However, this would disrupt our business until a replacement distributor is identified and a contract is signed. Thus, maintaining a positive, cooperative relationship with our initial distributor is important to our success.

As is customary in the industry, we will be expected to arrange for our production and shipping needs sufficiently in advance of anticipated requirements. Accordingly, we will work closely with our distributor to anticipate demand for our products. We hope to create a sufficient standing inventory with UFS to eliminate the possibility of unmet demand for our products. Other than minimum case volume requirements per production run, we do not anticipate any minimum production requirements.

Materials

Substantially all of the raw materials used in the production, bottling, and packaging of our products are purchased by Beverage Science and Fitness Water in accordance with our specifications. The raw materials used in the preparation and packaging of our products are purchased from suppliers selected by us or in concert with Beverage Science and Fitness Water. These raw materials are available through a variety of suppliers. Thus, we believe that we are not dependent upon a single supplier, but will have adequate sources of raw materials, which will be available from multiple suppliers.

Competition

The beverage industry is highly competitive. We face significant competition in the business of developing and producing bottled water and energy drinks. We compete with a number of established national and regional beverage producers and private label suppliers. Our non-alcoholic beverage competitors include companies such as Aquafina; Dasani; Arrowhead Water; Red Bull; Rockstar; and Hansen. These companies enjoy brand recognition which exceeds that of our brand name. We compete with several producers who have significantly greater financial, managerial, distribution, advertising, and marketing resources than we do. We compete for product ideas, shelf space, and market share. We believe that our success will depend upon our ability to remain competitive in this field. The failure to compete successfully for market share and for resources could have a material adverse effect on our business.

We believe it is both costly and difficult for large companies to create new brands. As a result, we believe opportunities exist for smaller companies to develop high-quality, high-margin brands, which can grow to be very attractive acquisition candidates for larger companies.

We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. Our failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

We have filed a trademark application for “All In” and intend to file for a number of trademarks in the United States, including “All In Energy Drink.” In addition, we will seek to have trademark protection in the United States for a number of other trademarks for slogans and product designs.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights will be a key component of our operating strategy.

Governmental Regulations

The production and marketing of our licensed and proprietary non-alcoholic beverages are subject to the rules and regulations of various federal, provincial, state and local health agencies, including the United States Food and Drug Administration (“FDA”) and the United States Alcohol and Tobacco Tax and Trade Bureau (“TTB”). The FDA and TTB also regulate labeling of our products. From time to time, we may receive notification of various technical labeling or ingredient reviews with respect to our products. We believe that we have a compliance program in place to ensure compliance with production, marketing and labeling regulations on a going-forward basis. We are also subject to the laws and regulations applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. There are no regulatory notifications or actions currently outstanding. We intend to ensure regulatory compliance and retain a regulatory law firm to oversee our submissions to various agencies.

Bottled Water

Bottled water is regulated by the FDA, which requires bottled water to comply with bottled water specific standards and regulations relating to food products in general. In addition to bottled water’s rigorous FDA regulations, many times, bottled water is subject to further state standards and other requirements set by trade associations such as the American Beverage Association or the International Bottled Water Association. In addition, the FDA’s standards apply to both domestic and imported brands, no matter where they are produced and sold.

In the United States, specific definitions and meanings (“standards of identity”) apply to the most common types of bottled water. Bottled water manufacturers must ensure that their products meet the FDA’s established standard of identity for bottled water products.

Nutritional information required on water bottle labels varies from region to region and country to country. In the United States, the only labeling required is the traditional “nutrition” label, which has almost no relevant information for water. The FDA requires that suppliers use an “approved source,” which the FDA defines as:

a source of water...that has been inspected and the water sampled, analyzed, and found to be of a safe and sanitary quality according to applicable laws and regulations of state and local government agencies having jurisdiction.

In the United States, tap water is regulated by the stringent United States Environmental Protection Agency, while bottled water is not held to these requirements.

In addition, bottled water must be sealed in safe, sanitary containers, which may be made from plastic or glass. Plastics and all other materials used for contact with foods or beverages must be approved by the FDA to help ensure their safety.

Compliance with Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws. We rely on contractors to comply with applicable environmental laws in the production of our products.

Employees

We have no employees other than our president, chief executive officer and secretary. Our operations are overseen directly by management that engages a number of contract employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships with manufacturers, distillers, development/research companies, bottling concerns, and certain retail customers will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks. We also plan to form an independent network of contract sales and regional managers, a promotional support team, and several market segment specialists who will be paid on a variable basis.

RISK FACTORS

Risks Related To Our Business

Because we have a limited operating history, our ability to fully and successfully develop our business is unknown.

We have only recently begun producing and distributing energy drinks and bottled water, and do not have a significant operating history with which investors can evaluate our business. Our ability to successfully develop our products and our poker tournaments, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured.

For us to achieve success, our products must receive broad market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. In addition, we believe that the acceptance and success of our tournament is integral to the success of our products. Our tournament is our primary marketing tool for the sale of our products. If our products are not widely accepted by the market, our business may fail.

Because we rely heavily on our manufacturers and distributors, our ability to successfully conduct business operations is dependent upon their ability to remain operational.

We have arrangements with Beverage Science to develop, produce, and can our energy drinks, and with Fitness Water to produce and bottle our water product. We also have an arrangement with United Fulfillment Solutions whereby it distributes all of our products both nationally and internationally. However, we have not entered into formal agreements with any of these third-party contractors, although we rely heavily on these third-party contractors to supply and distribute our products. Should one or more of them cease operations, dispute our arrangement with them, file for bankruptcy, unilaterally change the terms or pricing of our arrangement, or terminate their relationship with us, we may have significant difficulty replacing them in a timely manner or at all. Our business operations and name brand would likely suffer, and our financial condition could be materially adversely affected.

Changes in the non-alcoholic beverages business environment could impact our financial results.

The non-alcoholic beverages business environment is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. If we are unable to successfully adapt to this rapidly changing environment, our business could be negatively affected.

If energy drinks, bottled water, or poker experience a decline in popularity, our financial condition may materially suffer.

Currently, both energy drinks and poker are enjoying a great deal of popularity. Our strategy has been to capitalize on the popularity of these markets by utilizing poker as a marketing vehicle to sell our products. The bulk of our marketing efforts have focused and will continue to focus on sponsoring and hosting poker tournaments, obtaining poker celebrity endorsements, and branding our products with poker. If poker should suffer a decline in popularity, the return on our marketing efforts will be significantly less than we have anticipated. Similarly, if energy drinks, or bottled water in general, decline in popularity with consumers, particularly with our target market, our sales will likely decline. In either event, our financial condition will be materially adversely affected.

Unfavorable general economic conditions in the United States or in other major markets could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown in the United States or in one or more of our other major markets, could negatively affect the affordability of, and consumer demand for, some of our beverages. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies. Softer consumer demand for our beverages in the United States or in other major markets may negatively affect our financial performance.

If we are not able to successfully and profitably organize and host a poker tournament, our business may fail.

Although we are not intending to host a poker tournament this year, we have previously generated product sales through the bidding process as poker players purchase products through our website, hoping to win a seat in our tournament. If we decide to host another porker tournament, we may not generate enough revenue in sales to cover the prize money and other costs of the tournament and, as a result, our financial condition would be significantly negatively impacted. Further, we may announce that we are hosting a poker tournament but be unable to host the tournament for various reasons, including not being able to find a suitable venue or not having the resources required to host such a tournament. If we are unable to host an announced tournament, we may have to refund our customers for any products they have purchased and we may be sued for failing to host the tournament. The net effect of such events would likely be the loss of value of our brand name and the failure of our business.

If we are not able to acquire or develop, and successfully integrate additional products in the future, our growth strategy will be negatively impacted.

We intend to grow our business primarily through the development of our products as well as acquisitions of other brands. If we have the working capital necessary to do so, we expect to acquire additional brands in the future. There can be no assurance that we will be able to develop or acquire additional products or assimilate all of the products we do develop or acquire into our business or product mix. Acquisitions can be accompanied by risks such as potential exposure to unknown liabilities relating to the acquired product or business. We may enter into joint ventures, which may also carry risks of liability to third parties.

Because we compete in an industry characterized by rapid changes in consumer preferences, our ability to continue developing new products to satisfy our consumers’ changing preferences will determine our long-term success.

Our short-term market distribution and penetration will be limited as compared with the potential market and so our initial views as to customer acceptance of a particular brand can be erroneous, and there can be no assurance that true market acceptance will ultimately be achieved. In addition, customer preferences are also affected by factors other than taste. If we do not adjust to and respond to these and other changes in customer preferences, our sales may be adversely affected.

If our business is unsuccessful, our shareholders may lose their entire investment.

Although shareholders will not be bound by or be personally liable for our expenses, liabilities or obligations beyond their total original capital contributions, should we suffer a deficiency in funds with which to meet our obligations, the shareholders as a whole may lose their entire investment in our company.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock.

Our board of directors has the authority to modify or waive certain of our current operating policies and strategies without prior notice and without shareholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, such changes could have a material adverse effect on our financial position or otherwise.

Because executive management is free to devote time to other ventures, shareholders may not agree with their allocation of time.

Our executive officers and directors will devote only that portion of their time, which, in their judgment and experience, is reasonably required for the management and operation of our business. Management may have conflicts of interest in allocating management time, services and functions among us and any present and future ventures which are or may be organized by our officers or directors and/or their affiliates. Management will not be required to direct us as their sole and exclusive function, and they may have other business interests and engage in other activities in addition to those relating to us. This includes rendering advice or services of any kind to other investors and creating or managing other businesses.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our bottlers currently offer non-refillable, recyclable containers in the United States. Legal requirements have been enacted in various jurisdictions in the United States and overseas requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. Other proposals relating to beverage container deposits, recycling, ecotax and/or product stewardship have been introduced in various jurisdictions in the United States and overseas, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels, both in the United States and elsewhere. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in any of the markets in which we operate, they could affect our costs or require changes in our distribution model, which could negatively impact our financial condition. In addition, container-deposit laws, or regulations that impose additional burdens on retailers, could cause a shift away from our products to retailer-proprietary brands, which could impact the demand for our products in the affected markets.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the content or perceived adverse health consequences of certain of our products. If these types of requirements become applicable to one or more of our major products under current or future environmental or health laws or regulations, they may inhibit sales of such products. One such law, which is in effect in California, requires that a specific warning appear on any product that contains a substance listed by the state as having been found to cause cancer or birth defects. This law exposes all food and beverage producers to the possibility of having to provide warnings on their products because it does not recognize any generally applicable quantitative thresholds below which a warning is not required. Consequently, the detection of even a trace amount of a listed substance can subject an affected product to the requirement of a warning label. We are not currently required to display warnings under this law on any of our beverages produced for sale in California. In the future, however, caffeine and other substances detectable in our products may be added to the list pursuant to this law and the related regulations as they currently exist or as they may be amended. If a substance found in one of our products is added to the list, or if the increasing sensitivity of detection methodology results in the detection of an infinitesimal quantity of a listed substance in one of our beverages produced for sale in California, the resulting warning requirements or adverse publicity could negatively affect our sales.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act are complex, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of a public company’s internal control over financial reporting. While smaller reporting companies, such as our company, are currently exempt from the requirement to have such assessment attested by our independent registered public accountant, we believe that the attestation requirement may begin to apply for our annual report for the 2010 fiscal year. The standards that must be met for management to assess the internal control over financial reporting are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment if required in the future, investor confidence and our share value may be negatively impacted.

Because our business is subject to many regulations and noncompliance is costly, any failure on our part to comply may negatively impact our business.

The production, marketing and sale of our non-alcoholic beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, rules and regulations are subject to change from time to time and while we monitor developments in this area, the fact that we have limited staff makes it difficult for us to keep up to date and we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether regarding labeling, the environment, taxes or otherwise, could have a material adverse effect on our financial condition and results of operations. We depend, to a large degree, upon the third parties with whom we have contracted to produce our products to maintain compliance. However, any failure on their part could have a significant impact on our business.

If we are not able to effectively protect our intellectual property, our business may suffer a material negative impact and may fail.

We believe that our brand is important to our success and our competitive position, however we currently have only secured one trademark. If we are unable to secure trademark protection for our intellectual property in the future or that protection is inadequate for future products, our business may be materially adversely affected. Further, we cannot be sure that our activities do not and will not infringe on the intellectual property rights of others. If we are compelled to prosecute infringing parties, defend our intellectual property or defend ourselves from intellectual property claims made by others, we may face significant expenses and liability as well as the diversion of management’s attention from our business, any of which could negatively impact our business or financial condition.

Risk Related to our Stock

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 150,000,000 shares of common stock, of which 68,854,308 shares are issued and outstanding, and 50,000,000 shares of preferred stock, of which none are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our shareholders. Consequently, the shareholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our shareholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ a stock exchange like the NYSE AMEX. Accordingly, shareholders may have difficulty reselling any of the shares.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Overview

We were incorporated under the laws of the State of Nevada on January 16, 2006, and registered as an extra-provincial corporation in the province of British Columbia, Canada on January 3, 2007. Our business model was to develop niche snack products to cater to a broad spectrum of health conscious consumers. However, as we had not successfully developed a product line at the time immediately prior to the entry into the share exchange agreement with All In, and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our shareholders.

On March 31, 2010, we completed the acquisition of All In pursuant to the share exchange agreement with All In and its shareholders. As a result of the acquisition of All In, we have determined to pursue the business of the production and sale of non-alcoholic beverages, with a specific focus on energy drinks and bottled water. Because we are the successor business to All In and because the operations and assets of All In represent our entire business and operations from the closing date of the share exchange agreement, our management's discussion and analysis is based on All In’s operations and audited financial statements for the years ended December 31, 2009 and 2008. The following discussion of our financial condition and results of operations should be read together with the audited financial statements and the notes to the audited financial statements of All In for the years ended December 31, 2009 and 2008 included in this Form 8-K/A.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

The financial statements and dollar amounts included herein are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

Results of Operations

All In’s operating results for the years ended December 31, 2009 and 2008 are summarized as follows:

	Year Ended December 31, 2009 ($)	Year Ended December 31, 2008 ($)
Revenue	-	350,027
Cost of goods sold	3,677	273,902
Net Loss	(7,991,496)	(2,333,391)

Revenue

We had no revenues in 2009. In 2008, our revenues were generated by online sales of our beverage products. Our decrease in revenues in 2009 was due to the fact that, during that year, we focused primarily on the production and development of our products rather than on the sale of our products through online or other forums.

Cost of goods sold is comprised of product purchases and production costs, and shipping and fulfillment costs. Product purchases and production costs were $3,402 in 2009 as compared to $96,397 in 2008. Shipping and fulfillment costs were $275 in 2009 as compared to $177,505 in 2008. The difference in costs of goods sold between 2009 and 2008 was attributable to the website sales in 2008 described above, which we did not focus on in 2009 as we continued to develop our products.

Expenses

Some of our primary operating expenses for the years ended December 31, 2009 and December 31, 2008 are summarized as follows:

	Year Ended December 31, 2009 ($)	Year Ended December 31, 2008 ($)
Business development	6,637,171	506,753
Marketing and sales expense	23,137	1,513,240
Professional fees	275,399	111,936

	Year Ended December 31, 2009 ($)	Year Ended December 31, 2008 ($)
Outsource personnel	174,619	28,412
Total Operating Expenses	7,128,179	2,223,083

Our operating expenses in 2009 totaled $7,128,179 as compared to $2,223,083 in 2008. This was because, in 2009, we focused on the development and enhancement of our products that we had previously sold. As a result, our business development expenses were significantly higher in 2009 as compared to 2008. At the same time, our marketing and sales expenses declined in 2009 as compared to 2008 as we focused on the development, rather than the marketing, of our beverage products.

Liquidity and Capital Resources

Working Capital

Our working capital results as at December 31, 2009 and December 31, 2008 are summarized as follows:

	As at December 31, 2009 ($)	As at December 31, 2008 ($)
Current assets	1,234	33,017
Current liabilities	422,997	128,158
Working capital (deficiency)	(421,763)	(95,141)

Current Assets

The decrease in our current assets was due to a decrease in cash from $17,117 as at December 31, 2008 to $328 as at December 31, 2009 due to the fact that we conducted limited financing activities in 2009 pursuant to which we could raise more cash. In addition, our inventory decreased from $14,951 in 2008 to $nil in 2009. This related to the fact that we did not produce inventory for sale in 2009 but rather focused on the development of our existing products.

Current Liabilities

Current liabilities at December 31, 2009 was $422,997 as compared to $128,158 as at December 31, 2008. This resulted from interest payable of $40,176, notes payable to a related party of a $117,000, and current portion of long-term debt of $112,589, respectively, as at December 31, 2009, all of which were $nil as at December 31, 2008.

Cash Flow

Our cash flow for the years ended December 31, 2009 and December 31, 2008 is summarized as follows:

	Year Ended December 31, 2009 ($)	Year Ended December 31, 2008 ($)
Cash used in Operating Activities	633,789	1,237,395
Cash provided by Investing Activities	-	-
Cash provided by Financing Activities	617,000	1,247,855
Net increase (decrease) in cash and cash equivalents	(16,789)	10,460

Cash Flow Used in Operating Activities

The decrease in cash used in operating activities during the year ended December 31, 2009 as compared to the year ended December 31, 2008 was primarily related to increased cash provided by membership units stock issued for services in 2009 as compared to 2008.

Cash Flow Provided by Investing Activities

No cash was provided by investing activities in the years ended December 31, 2009 and 2008.

Cash Flow Provided by Financing Activities

The decrease in cash flow provided by financing activities was primarily related to a decrease in proceeds from sale of common stock which provided cash of $200,000 in 2008 and $nil in 2009, a decrease in funds held in trust sold as member units which provided cash of $550,000 in 2008 and $nil in 2009 and a decrease in cash provided by proceeds from notes payable to related parties which was $701,355 in 2008 as compared to $637,000 in 2009. Payment of a note payable to a related party used cash of $20,000 in 2009 as compared to $203,500 in 2008.

Future Financing

As at December 31, 2009, we had a cumulative deficit of $11,561,044 and expect to incur further losses during the fiscal year ending December 31, 2010. We do not anticipate generating positive internal operating cash flow until we can generate substantial revenues from the commercial sale of our drink products. We intend to raise the majority of our cash requirements for the next 12 months through equity financings.

As noted above, the financial requirements of our company for the next twelve months will depend on our ability to raise the money we require through debt financing and private placements associated with the issuance of additional equity securities of our company to our current stockholders and/or new stockholders. The issuance of additional equity securities by us may result in a significant dilution in the equity interests of our current stockholders. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Going Concern

As at December 31, 2009, we had incurred a net loss of $11,561,044 since our inception. In their report on the annual financial statements for the year ended December 31, 2009, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon the continued support of our shareholders to aid in financing our operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Plan of Operations

Product Development

We intend to continue the development and refinement of new products over the coming twelve months. We intend to work closely with Beverage Science to develop new products in such a way that the final products will compete effectively in the marketplace due to their appealing flavors and branding relative to similar products in the marketplace. Our management will also investigate the possibility of acquiring other companies who have developed a single product. We will also seek out companies who are willing to license complementary products, which we could produce and sell.

We intend to develop our products by mixing our base energy formula with flavor agents procured from a flavor company. Such companies supply flavors to the food and beverage industries in both large and small quantities. We will also seek assistance from Beverage Science in evaluating the product quality of various brands, which we may considered acquiring or licensing.

Growth

We plant to significantly increase the production, sales, and distribution of our products over the next twelve months. We anticipate we will develop or acquire new products, increase production with Beverage Science and Fitness Water, build a standing inventory with UFS, and increase our marketing efforts, including endorsements, sponsorships, tournaments, and website development and promotion. We hope that our marketing efforts will result in an increased demand for our products by consumers. We intend to be able to meet that increased demand immediately by increasing our production rate ahead of our anticipated increase in demand. Beverage Science and Fitness Water have indicated that they have sufficient capacity to increase output of our products according to current and future demand profiles. By increasing production and building a standing inventory with UFS, our fulfillment house, we are attempting to ensure that consumers will not have to wait to obtain our products.

PROPERTIES

We do not own any real property used in the operation of our current business. We maintain our corporate office at 2505 Anthem Village, Suite E-460, Henderson, NV 89052. We believe that the condition of our leased property is satisfactory, suitable and adequate for our current needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of March 31, 2010, certain information with respect to the beneficial ownership of our common stock by of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock they hold, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of March 31, 2010, there were no shareholders known by us to be the beneficial owner of more than 5% of our common stock. All of the below have an address at 2505 Anthem Village, Suite E-460, Henderson, NV 89052, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Jeffrey Todd Director c/o 2505 Anthem Village, Suite E-460, Henderson, NV 89052	Common	-	-
Jason Chan Secretary and Director c/o 2505 Anthem Village, Suite E-460, Henderson, NV 89052	Common	450,374	0.7%
Larry Lucas Director c/o 2505 Anthem Village, Suite E-460, Henderson, NV 89052	Common	-	-

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Paul Taylor Director c/o 2505 Anthem Village, Suite E-460, Henderson, NV 89052	Common	-	-
Deanna Embury President and Director 1721 – 938 Smithe Street Vancouver, BC, Canada V6Z 3H8	Common	100,000	0.2%
All officers and directors as a group (5 persons)	Common	550,374	0.9%

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Assuming the cancellation of 101,080,000 shares held by Deanna Embury and Katherine Rodgers and the issuance of 32,167,124 shares to the shareholders of All In and 1,000,000 shares to Venturex Global Investment Corp., we would have 63,596,432 shares of our common stock issued and outstanding, which is the number of issued and outstanding shares used to calculate the percentages in the above table. We are obligated to issue 2,000,000 shares pursuant to a private placement that we completed on March 31, 2010; 200,000 shares pursuant to the conversion of a convertible note on March 31, 2010; and 3,257,876 shares to the shareholders of All In as the balance of the shares exchanged under the share exchange agreement (see “Item 2.01 – Completion of Acquisition of Assets”). Assuming the issuance of those shares, we would have 69,054,308 shares of our common stock issued and outstanding.

Changes in Control

As a result of the closing of the share exchange agreement with All In, we experienced a change of control, as a majority of new directors were appointed to our board. In addition, 101,080,000 restricted shares of our common stock held by our former officers, who were previously controlling shareholders of our company, were returned to treasury and cancelled in connection with the closing of the share exchange agreement. We have no shareholders holding more than 5% of our common stock as of March 31, 2010.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Deanna Embury	President and Director	34	October 13, 2006
Jason Chan	Secretary and Director	28	March 31, 2010
Jeffrey Todd	Director	44	March 31, 2010
Larry Lucas	Director	58	March 31, 2010
Paul Taylor	Director	55	March 31, 2010

Significant Employees

We have no significant employees aside from our officers and directors.

Family Relationships

There are no family relationships between or among our directors, executive officers or persons nominated or chosen by our company to become directors or executive officers.

Business Experience

Deanna Embury, President and Director

Deanna Embury has been the president and a director of our company since October 13, 2006. Ms. Embury is the co-founder and president of Licious Living, Inc., a private company that retails and delivers healthy meals and snacks. Founded in 2002, Licious Living Inc. has operations in Vancouver, British Columbia and Toronto, Ontario. Ms. Embury brings over twelve years of business experience to Kore Nutrition. She holds a Masters of Business Administration from the Edinburgh Business School and a Bachelor of Arts from the University of British Columbia.

Jeffrey Todd, Director

Jeff Todd has been the managing partner and president of SourcePro Corporation, a company that specializes in executive search and placement of professionals in the manufacturing world, since January, 2000. SourcePro’s clients include companies involved in the food and beverage, technology, and entertainment industries. Mr. Todd obtained a bachelors degree from the University of Redlands in June, 1988.

Jason Chan, Secretary and Director

Jason Chan has been a realtor and consultant for Jason Chi Chan, LLC since May, 2006. From May, 2005 to May, 2006, he was the manager of Chan Poker, LLC. Mr. Chan obtained a Bachelor of Arts degree from the University of Nevada, Las Vegas, in May, 2005.

Larry Lucas, Director

Mr. Lucas has over 35 years of executive sales/marketing experience in the United States and internationally. Since April, 2005, he has been a senior vice-president of SSC Marketing Inc. From May, 1994 until April, 2005, Mr. Lucas was the national sales manager of California Scents, a leading air freshener company. Mr. Lucas serves on the board of several consumer products companies, and is a member of several national management and business associations. He has also held senior executive positions with companies such as Bausch & Lomb, Vivitar Corporation and Pentel of America. Mr. Lucas received a Bachelor of Science in Business Administration from the Kansas State Teachers College in May, 1974.

Paul Taylor, Director

Mr. Taylor has been the president of Taylor Consulting since 2008. From 2004 until 2008, he was the east coast manager for Tasker Products Corp., a company engaged in the manufacture, distribution and marketing of products that use a process that enables copper sulfate, a compound with bacteriostatic properties, to remain active throughout certain interactions with hydrogen. From 2000 to 2004, Mr. Taylor was the northeast sales manager for Vasomedical Inc., a company that develops and markets non-invasive counterpulsation devices for the treatment of cardiac patients. Mr. Taylor obtained a Bachelor of Science in Business Administration from the University of Delaware in June, 1978.

Involvement in Certain Legal Proceedings

We are not aware of any legal proceedings in which any director or officer, any proposed director or officer or any owner of record or beneficial owner of more than 5% of any class of voting securities of our company, or any affiliate of any such director or officer, proposed director or officer or security holder, is a party adverse to our company or has a material interest adverse to our company.

EXECUTIVE COMPENSATION

Employment Contracts

We intend to enter into employment agreements with our named officers. As of the date of this report, there are no current arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Outstanding Equity Awards at Fiscal Year-End

As of the date of this report, we have not adopted any incentive plan. In the near future, we will adopt a stock incentive plan pursuant to which 5% of our issued and outstanding common shares will be reserved for stock option grants to our key employees, officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Related Party Transactions

Effective November 1, 2006, we entered into employment agreements with our president, Deanna Embury, and our former officer, Katherine Rodgers, regarding their respective services. Pursuant to the agreements, we agreed to compensate Ms. Rodgers and Ms. Embury at the rate of $25,000 and $50,000 per year, respectively. The agreements were to expire on October 31, 2008, but were extended on a month to month basis on the same terms until the closing of the share exchange agreement with All In. In accordance with the agreements, on April 30, 2008, we issued 3,000,000 shares of common stock to Ms. Embury and 2,000,000 common shares to Ms. Rodgers at a price of $0.02 per share, in full settlement of unpaid salaries of $106,250 (salaries earned through March 2008). Ms. Rodgers resigned from all officer positions effective as of the closing of the share exchange agreement.

In connection with the closing of the share exchange agreement, Ms. Embury and Ms. Rodgers entered into return to treasury agreements with our company whereby they agreed to cancel an aggregate of 101,080,000 restricted shares of our common stock, in consideration for an aggregate payment by our company of $40,000. In addition, we repaid Ms. Embury $22,500 in complete satisfaction of all debt owed by our company to Ms. Embury.

Corporate Governance

Director Independence

Our common stock is quoted on the OTC Bulletin Board, which does not have director independence requirements.

As a result of our limited operating history and limited resources, our management believes that we will have difficulty in attracting independent directors. In addition, we would likely be required to obtain directors and officers insurance coverage in order to attract and retain independent directors. Our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on the OTC Bulletin Board under the trading symbol “KORE.OB”. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board on January 20, 2009. There were no trades of our common stock until March 22, 2010. The closing price of our common stock on April 1, 2010 was $0.45 per share.

Holders

As of March 31, 2010, there were 53 holders of record of our common stock.

Dividends

Effective March 4, 2010, we declared a 9.2 for 1 forward split, payable by way of a stock dividend whereby we issued an additional 8.2 shares for each share outstanding to stockholders of record as of February 25, 2010.

Other than as described above, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock for the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our board of directors and will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the board.

Equity Compensation Plans

As of April 6, 2010, we have not adopted any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

All sales of our unregistered securities during the period from January 1, 2009 to December 31, 2009 have been previously reported.

Effective February 22, 2010, we issued a 5% convertible promissory note in the principal amount of $100,000 to a creditor of our company in connection with the making of the bridge loan to All In. See “Item 2.01 – Completion of Acquisition of Assets”.

Effective March 31, 2010, we agreed to issue an aggregate of 35,425,000 shares of our common stock to shareholders of Go All In, Inc. in connection with the share exchange agreement, of which 30,687,124 were issued effective March 31, 2010. See “Item 2.01 – Completion of Acquisition of Assets”.

Effective March 31, 2010, we issued 1,000,000 shares to Venturex Global Investment Corp., at a deemed price of $0.50 per share, in full and final settlement of a debt owned by All In to Venturex. See “Item 2.01 – Completion of Acquisition of Assets”.

Effective March 31, 2010, we issued 200,000 shares to a creditor of our company in connection with the conversion by the creditor of the convertible note in the principal amount of $100,000, discussed above, at a conversion price of $0.50 per share. See “Item 2.01 – Completion of Acquisition of Assets”.

Effective March 31, 2010, we issued 2,000,000 units at a price of $0.50 per unit for gross proceeds of $1,000,000, with each unit consisting of one share of our common stock and one share purchase warrant, with each warrant entitling the holder thereof to purchase one additional share of our common stock at the exercise price of $0.60 per share. See “Item 2.01 – Completion of Acquisition of Assets”.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

The following description of our capital stock and certain provisions of our articles of incorporation and bylaws is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws.

Our articles of incorporation authorize the issuance of 150,000,000 shares of common stock, with a par value of $0.001 and 50,000,000 preferred shares with a par value of $0.001.

Non-Cumulative Voting.

The holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the our directors.

Common Stock

The holders of shares of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors and are entitled to share ratably in all of the assets of our company available for distribution to the holders of shares of common stock upon the liquidation, dissolution or winding up of our affairs. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

Warrants

As of the date of this report, we have no warrants outstanding.

Options

As of the date of this report, we have no options outstanding.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our shareholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of our company or who is or was serving at the request of our company as a director, officer, employee or agent of this or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a Covered Person shall be indemnified and held harmless by our company to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a Covered Person and shall inure to the benefit of his or her heirs, executors and administrators.

Our bylaws further provide that no indemnification shall be provided hereunder to any Covered Person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall we indemnify any Covered Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by our board of directors nor shall we indemnify any Covered Person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Go All In, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Go All In, Inc. (a development stage company) as of December 31, 2009 and 2008 and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended and the period from May 24, 2007 (inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Go All In, LLC as of December 31, 2009 and 2008, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
May 20, 2010

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

ASSETS

	December 31,
	2009	2008

Current Assets
Cash	$328	$17,117
Trade accounts receivables, net	906	906
Escrow funds receivable	-	43
Inventory	-	14,951
Total Current Assets	1,234	33,017

Total Assets	$1,234	$33,017

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$153,232	$128,158
Interest payable	40,176	-
Notes payable - related party	117,000	-
Current portion long-term debt	112,589	-
Total Current Liabilities	422,997	128,158

Long-Term Debt
Note payable, net of current portion - related party	387,411	-
Total Liabilities	810,408	-

Stockholders' Deficit
Common Stock - $.001 par value, 100,000,000 shares authorized, 78,197,360 and 24,750,001 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	78,197	24,750
Additional paid-in capital	10,673,673	3,449,657
Deficit accumulated during the development stage	(11,561,044)	(3,569,548)
Total Stockholders' Deficit	(809,174)	(95,141)

Total Liabilities and Stockholders' Deficit	$1,234	$33,017

The accompanying notes are an integral part of the financial statements.

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

			Cumulative for
			the period May
			24, 2007
	For the Year	For the Year	(inception)
	Ended	Ended	through
	December 31,	December 31,	December 31,
	2009	2008	2009

Revenues
Revenues, net	$-	$350,027	$362,877
Total Revenues	-	350,027	362,877

Cost of Goods Sold
Product purchases and production costs	3,402	96,397	114,709
Shipping and fulfillment costs	275	177,505	186,495
Total Cost of Goods Sold	3,677	273,902	301,204

Gross Profit	(3,677)	76,125	61,673

Operating Expenses
Amortization	-	-	1,667
Bad debt expense	-	23,931	29,931
Business development	6,637,171	506,753	7,271,814
Charitable contribution	-	-	5,000
Office expenses	17,853	23,674	78,790
Insurance	-	14,355	19,163
Marketing and sales expense	23,137	1,513,240	2,295,450
Outsource personnel	174,619	28,412	219,168
Professional fees	275,399	111,936	660,605
Team development	-	782	1,618
Total Operating Expenses	7,128,179	2,223,083	10,577,206

Other Income (Expense)
Interest income	-	4,847	4,857
Interest expense	(152,176)	(57,178)	(220,351)
Write off of inventory	(11,549)	(85,769)	(85,769)
Taxes	(250)	-	(251)
Extinguishment of debt	(695,665)	-	(695,665)
Impairment of trademark	-	(48,333)	(48,333)
Total Other Income (Expense)	(859,640)	(186,433)	(1,045,512)

Net Loss	$(7,991,496)	$(2,333,391)	$(11,561,044)

Basic and Diluted Loss Per Common Share	$(0.21)	$(0.12)
Weighted Average Number Common Shares Outstanding	38,867,101	19,939,654

The accompanying notes are an integral part of the financial statements.

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT

	Class A Common Units		Common Stock			Deficit
						Accumulated
						During the	Total
						Development	Stockholders'
	Units	Dollars	Units	Dollars	APIC	Stage	Deficit
Balance at May 24, 2007	-	$-	-	$-	$-	$-	$-
Units issued to founders at $2.04 per unit	49,000	100,000	-	-	-	-	100,000
Units issued at $400 per unit	1,875	750,000	-	-	-	-	750,000
In kind contribution for advisory services	500	200,000	-	-	-	-	200,000
Imputed interest on note	-	10,997	-	-	-	-	10,997
Net loss	-	-	-	-	-	(1,236,157)	(1,236,157)
Balance at December 31, 2007	51,375	$1,060,997	-	-	-	$(1,236,157)	$(175,160)

The accompanying notes are an integral part of the financial statements.

F-6

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT

	Class A Common Units		Common Stock			Deficit
						Accumulated
						During the	Total
						Development	Stockholders'
	Units	Dollars	Units	Dollars	APIC	Stage	Deficit
Balance at December 31, 2007	51,375	$1,060,997	-	-	-	(1,236,157)	$(175,160)
Units issued $870 per unit	115	100,022	-	-	-	-	100,022
Units issued $55 per unit	1,817	100,022	-	-	-	-	100,022
Conversion of note payable and accrued interest	3,706	625,000	-	-	-	-	625,000
Conversion of notes payable and accrued interest	6,875	1,588,366	-	-	-	-	1,588,366
Conversion of Class A Common Units to Common Stock	(63,888)	(3,474,407)	24,750,001	24,750	3,449,657	-	-
Net loss	-	-	-	-	-	(2,333,391)	(2,333,391)
Balance at December 31, 2008	-	-	24,750,001	$24,750	$3,449,657	$(3,569,548)	$(95,141)
Conversion of debt			8,013,158	8,013	796,662	-	804,675
Shares for services			45,434,201	45,434	6,315,354	-	6,360,788
Discount on note payable			-	-	112,000	-	112,000
Net loss			-	-	-	(7,991,496)	(7,991,496)
Balance at December 31, 2009			78,197,360	$78,197	$10,673,673	$(11,561,044)	$(809,174)

The accompanying notes are an integral part of the financial statements.

F-7

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

			For the period
			May 24, 2007
	For the Year	For the Year	(inception)
	Ended	Ended	through
	December 31,	December 31,	December 31,
	2009	2008	2009
Operating Activities
Net loss	$(7,991,496)	$(2,333,391)	$(11,561,044)
Adjustments to reconcile net loss to cash flows provided
(used) by operating activities:
Write down of inventory	11,549	-	11,549
Amortization	-	48,333	50,000
Membership units stock issued for services	6,360,788	388,991	6,949,778
Debt discount	112,000	-	112,000
Loss on conversion of debt	695,665	-	695,665
Imputed interest on parent note	-	57,178	68,175
Change in assets and liabilities:
Accounts receivable	42	115	(906)
Inventory	3,402	120,925	11,549
Accounts payable	134,086	310,077	798,469
Accrued expenses	40,175	170,377	415,724
Cash Flows Used in Operating Activities	(633,789)	(1,237,395)	(2,472,139)

Investing Activities
Cash paid for purchase of trademark	-	-	(50,000)
Cash Flows From Investing Activities	-	-	(50,000)

Financing Activities
Proceeds from sale of common stock	-	200,000	1,050,000
Funds held in trust sold as member units	-	550,000	-
Proceeds from notes payable - related party	637,000	701,355	1,695,967
Payment of note payable - related party	(20,000)	(203,500)	(223,500)
Cash Flows From Financing Activities	617,000	1,247,855	2,522,467

Net Increase in Cash and Cash Equivalents	(16,789)	10,460	328

Cash at Beginning of Year	17,117	6,657	-

Cash at End of Year	$328	$17,117	$328

Cash Paid for Interest	$-	$-	$-
Cash Paid for Income Taxes	$-	$-	$-

Non Cash Transactions
Notes Converted	$-	$1,080,467	$1,080,467
Accounts Payable Converted	$109,010	$536,226	$645,236
Accrued Liabilities Converted	$-	$375,548	$375,548

The accompanying notes are an integral part of the financial statements.

F-8

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

Nature of Operations

Go All In, LLC (the “Company”) was organized under the laws of the state of Delaware on May 24, 2007 as a Limited Liability Company. As such, the members were personally responsible for liabilities arising in the normal course of business only to the extent that they had investments in the Company. That is, to the extent that the Company had liabilities arising in the ordinary course of business that exceed the Company’s assets, the members were not personally liable.

The Company was organized to distribute and market an energy drink and bottled water via the Internet and other retail channels. The Company is a development stage company, as defined by the Financial Accounting Standards Board in ASC 915-10 for its characterization of the Company as development stage company in the business of developing and providing energy drinks and bottled water.

On December 18, 2008, Go All In, LLC converted to a C corporation and registered with the Secretary of State in Nevada as Go All In, Inc. At the time of conversion, there were 63,888 Class A Common units issued and all Class A Common units were converted in their respective ownership percentages, to 24,750,001 shares of Common Stock in Go All In, Inc.

Accounting Method

The Company maintains its financial statements on the accrual basis of accounting and conforms to generally accepted accounting principles in the United States.

Cash and Cash Equivalents

Cash includes currency on hand and demand deposits with banks and other financial institutions. Cash equivalents are comprised of certain highly liquid investments with original maturities of less than three months. No such investments existed at December 31, 2009 or December 31, 2008.

Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year-end. The allowance for doubtful accounts at December 31, 2009 and December 31, 2008 were $13,511 and $6,701 respectively.

Income Taxes

The Company was treated as a partnership for federal and state income tax purposes for the period from May 24, 2007 through December 18, 2008. As such, the Company will not pay any federal income taxes, as any income or loss will be included in the federal and state income tax returns of the individual members. Accordingly, no provision is made for federal or state income taxes in the financial statements.

F-9

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

After converting to a C corporation, the Company was treated as a corporation for federal and state income tax purposes from December 19, 2008 through December 31, 2010.

For the period from January 1, 2009 to December 31 2009, a loss of $7,991,496 was reported for income tax purposes, therefore no provision for federal income taxes has been made. Nevada does not have a state income tax, and therefore, no provision for state income tax has been made.

No provision for income taxes has been recorded due to a federal net operating loss carry forward totaling approximately $4,611,266 as of December 31, 2009 that will be offset against future taxable income. The available net operating loss carry forward of approximately $160,466 will expire in 2028. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carry forwards will expire unused.

	December 31,	December 31,
Deferred tax asset	2009	2008
NOL carry forward	$1,567,850	$160,466
Valuation allowances	(1,567,850)	(160,466)
Total	$-	$-

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery of products has occurred, the sales price charged is fixed or determinable, and collectability is reasonably assured. This generally means that Company recognizes revenue when title for product is transferred to the purchaser. In particular, title usually transfers upon shipment to or receipt at a customer’s location, as determined by the specific sales term of the transaction. The Company’s policies do not allow for a right of return except for matters related to any manufacturing defects on the Company’s part or when the wrong product is delivered.

Inventories

Inventories are valued at the lower of cost or market and consist solely of finished goods using the first in, first out (FIFO) method. The requirements for any provisions of estimated losses for obsolete, excess, or slow-moving inventories are reviewed periodically. Management has determined that no allowance for obsolete or excess inventory is necessary at December 31, 2009 and December 31, 2008. A total of $11,549 and $85,769 in inventory was written off in the years ended December 31, 2009 and 2008, respectively.

F-10

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (continued)

Trademarks

In accordance with ASC 350, the Company classifies intangible assets into three categories: (1) intangible assets with definite lives subject to amortization, (2) intangible assets with indefinite lives not subject to amortization, and (3) goodwill. Intangible assets with definite lives are tested for impairment if conditions exist that indicate the carrying value may not be recoverable. Such conditions may include an economic downturn in a geographic market or a change in the assessment of future operations. The Company records an impairment charge when the carrying value of the definite-lived intangible asset is not recoverable by the cash flows generated from the use of the asset. The Company determines the useful lives of its identifiable intangible assets after considering the specific facts and circumstances related to each intangible asset.

Factors that are considered when determining useful lives include the contractual term of any agreement, the history of the asset, the Company’s long-term strategy for the use of the asset, any laws or other local regulations which could impact the useful life of the asset, and other economic factors, including competition and specific market conditions. Intangible assets that are deemed to have definite lives are amortized, primarily on a straight-line basis, over their useful lives, generally ranging from 1 to 20 years. For income tax purposes, the Company’s trademarks are being amortized over 15 years. For financial statement purposes trademarks are not subject to amortization and are reviewed annually for impairment.

In June 2007, the Company acquired the “All In” trademark for a cost of $50,000. As the trademark has an indefinite life it is not subject to amortization. Management reviews the trademark annually for impairment. At December 31, 2008, management has determined that the trademark was impaired and therefore, has been written down to fair value and an impairment loss of $48,333 has been recognized.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and receivables. The Company places its cash with high credit quality financial institutions. At times, such amounts may exceed FDIC limits; however, these deposits typically may be redeemed upon demand and therefore bear minimal risk. In monitoring this credit risk, the Company periodically evaluates the stability of the financial institutions. Generally, no collateral or other security is required to support receivables. To reduce credit risk, a customer’s credit history is evaluated before extension of credit and in some instances a deposit is received from the customer before the order is processed.

Fair Value of Financial Instruments

On January 1, 2008, the Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements. ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

F-11

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (continued)

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

• Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

• Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

• Level 3 Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of December 31, 2009 and 2008:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

Share-based Compensation

The Company records share based compensation in accordance with ASC 505-50 which requires the measurement and recognition of compensation expense, based on estimated fair values, for all unit-based awards made to employees and directors, including unit options. ASC 505-50 requires companies to estimate the fair value of unit-based awards on the date of grant using an option-pricing model.

The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company’s unit price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to, the Company’s expected unit price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the Statement of Operations over the requisite service period. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable in accordance with FASB guidelines.

F-12

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (continued)

Recently Adopted Accounting Pronouncements

In April 2008, the FASB issued ASC 350-10, "Determination of the Useful Life of Intangible Assets." ASC 350-10 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350-10, "Goodwill and Other Intangible Assets." ASC No. 350-10 is effective for fiscal years beginning after December 15, 2008. The adoption of this ASC did not have a material impact on our consolidated financial statements.

In April 2009, the FASB issued ASC 805-10, "Accounting for Assets Acquired and Liabilities assumed in a Business Combination That Arise from Contingencies—an amendment of FASB Statement No. 141 (Revised December 2007), Business Combinations". ASC 805-10 addresses application issues raised by preparers, auditors and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805-10 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. ASC 805-10 will have an impact on our accounting for any future acquisitions and its consolidated financial statements.

In May 2009, the FASB issued ASC Topic 855, “Subsequent Events”. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also requires disclosure of the date through which subsequent events are evaluated by management. ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively. Because ASC Topic 855 impacts the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our consolidated results of operations or financial condition. See Note 10 for disclosures regarding our subsequent events.

Effective July 1, 2009, we adopted the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 105-10, Generally Accepted Accounting Principles—Overall ("ASC 105-10"). ASC 105-10 establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs").

F-13

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards (continued)

The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these consolidated financials have been updated for the Codification.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. We are currently evaluating the impact of this standard, but would not expect it to have a material impact on the our consolidated results of operations or financial condition.

2.	Members' Equity and Stockholders' Equity

Units Issued for Cash

During May 2007, the Company issued 49,000 Class A Common units to its founders for cash of $100,000 ($2.04 per unit).

During the period from June 4 to July 18, 2007, the Company issued 1,875 Class A Common units for cash of $750,000 ($400 per unit).

In June 2008, 1,817.30 Class A Common units were issued for cash of $100,022 ($55.16 per unit). In 2008, 115.26 units were issued for cash of $100,022 ($867.79 per unit).

Units Issued for Debt Relief

In December 2008, 6,874.37 Class A Common units were issued for debt relief at a conversion rate of one Class A Common unit per $198.88 of debt.

In June 2008, the Company borrowed funds from Global Ventures Holdings, LLC and in return issued a $600,000 note payable, which was due September 15, 2008. The Company did not have funds available to pay this note by its due date. In December 2008, the Company restructured the $600,000 note payable. The lender agreed to extend the due date to December 15, 2008 and in lieu of the original cash payment, the Company would pay a revised cash amount of $625,000 bearing interest of 12% and issue 3,706 units.

On December 18, 2008, the Company issued 2,138 and 1,568 units to Global Ventures Holdings, LLC and Sea Dragon Ltd., respectively as consideration for payment of this note. As part of the Original Equity Issuance and the Additional Equity Issuance, Go All In, LLC agreed to allow Global Venture to assign 1,567.9231 Class A Common units to Sea Dragon Limited so long as it qualifies as an accredited investor and executes a joinder to the LLC's Operating Agreement.

F-14

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

2.	Members' Equity and Stockholders' Equity (continued)

Units Issued for Debt Relief (continued)

In 2008, Global Ventures Holdings, LLC also assigned 34,530,041 common stock shares to Maxcorp Company Asia Ltd. and 10,904,160 common stock shares to Wing Wing Billy Shing.

In March 2009, 2,510,197 shares of common stock were issued in settlement of debt of $34,259 owed by the Company to certain consultants. In December 2009, $5,502,961 shares of common stock were issued for settlement of debt of $74,750 owed by the Company to certain consultants. A loss on conversion of debt in the amount of $695,665 resulted due to the difference in the amount of the debt and the fair market value of the common stock.

Units Issued for Advisory Services

On June 5, 2007, the Company issued 500 Class A Common units to a director in return for advisory services. These services were valued at $200,000 based upon the price per unit paid of $400 for units sold to third parties.

On August 27, 2009, the Company issued 45,434,201 Class A Common units to a director in return for advisory services. These services were valued at $6,360,788 based upon the fair value of the shares issued.

Conversion of Members' Units to Common Stock

On December 18, 2008, Go All In, LLC converted to a C corporation and registered with the Secretary of State in Nevada as Go All In, Inc. At the time of conversion, there were 63,888 Class A Common units issued and all Class A Common units were converted in their respective ownership percentages, to 24,750,001 shares of Common Stock in Go All In, Inc.

3.	Related Party Transactions

In 2007, a director of the Company (Gabriel E. Martinez) received 500 Class A Common units in return for advisory services. (see Note 2)

Three of the Company’s directors (Gregory E. Duncan, Scott D. Coon and David E. Vanderveen) each hold a minority interest in Core Innovation, Inc. which provided graphic, internet, sales and marketing services to the Company totaling $334,899 from May through December 31, 2007. As of December 31, 2007 the Company had not paid any of the outstanding balance. The unpaid balance is included in the Accounts Payable and Accrued Expenses balance. Three of the Company’s directors (Gregory E. Duncan, Scott D. Coon and David E. Vanderveen) each hold a minority interest in Sarshela, Inc. which advanced $357,612 to the Company for operating expenses. Some of the advances were expenses paid on behalf of the Company, while others were direct cash advances to the Company. In 2008, an additional $97,855 was advanced from Sarshela, Inc.

Three of the Company’s directors (Gregory E. Duncan, Scott D. Coon and David E. Vanderveen) each hold a minority interest in Core Innovation, Inc. and Fitness Water, Inc. which advanced $453,874 and $82,352 respectively to the Company for operating expenses from the period of January 1, 2008 to December 18, 2008. Some of the advances were expenses paid on behalf of the Company, while others were direct cash advances to the Company.

F-15

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

3.	Related Party Transactions (continued)

In December 2008, the unpaid balances in the Accounts Payable and Accrued Expenses accounts mentioned above were exchanged for membership units as described in Note 2 and Note 5.

During 2009, Jon Chan advanced $102,000 to the Company and Gabriel Martinez advanced $10,000 to the Company. These two notes are interest bearing at 20% and are payable on demand. As of December 31, 2009, the notes have accrued interest of $7,629.

During 2009, Gregory Duncan advanced the Company $5,000 and there is no stated interest rate on the note and is payable on demand. The imputed interest amount is immaterial.

During 2009, Venturex Global Investment Corp. advanced the Company $500,000. The Venturex Global Investment Corp. note has a stated interest rate of 12% and will start to accrue on June 30, 2010 and payments on the note will commence with the quarter ended September 30, 2010 and shall continue every quarter thereafter with payments for accrued interest at the note rate paid on the last day of each quarter. The maturity date of the note is June 21, 2014.

During 2009, a total of $34,260 owed to Jim Leung and Chris Solberg were paid with common stock of the Company. As this transaction pertained to a related party, no gain or loss was recognized.

4.	Long-Term Debt

In 2007, a director of the Company (Gabriel E. Martinez) received 500 Class A Common units in return for advisory services. (see Note 2)

Three of the Company’s directors (Gregory E. Duncan, Scott D. Coon and David E. Vanderveen) each hold a minority interest in Core Innovation, Inc. which provided graphic, internet, sales and marketing services to the Company totaling $334,899 from May through December 31, 2007. As of December 31, 2007 the Company had not paid any of the outstanding balance. The unpaid balance is included in the Accounts Payable and Accrued Expenses balance. Three of the Company’s directors (Gregory E. Duncan, Scott D. Coon and David E. Vanderveen) each hold a minority interest in Sarshela, Inc. which advanced $357,612 to the Company for operating expenses. Some of the advances were expenses paid on behalf of the Company, while others were direct cash advances to the Company. In 2008, an additional $97,855 was advanced from Sarshela, Inc.

Three of the Company’s directors (Gregory E. Duncan, Scott D. Coon and David E. Vanderveen) each hold a minority interest in Core Innovation, Inc. and Fitness Water, Inc. which advanced $453,874 and $82,352 respectively to the Company for operating expenses from the period of January 1, 2008 to December 18, 2008. Some of the advances were expenses paid on behalf of the Company, while others were direct cash advances to the Company.

In December 2008, the unpaid balances in the Accounts Payable and Accrued Expenses accounts mentioned above were exchanged for membership units as described in Note 2 and Note 5.

During 2009, Jon Chan advanced $102,000 to the Company and Gabriel Martinez advanced $10,000 to the Company. These two notes are interest bearing at 20% and are payable on demand. As of December 31, 2009, the notes have accrued interest of $7,629.

F-16

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

4.	Long-Term Debt (continued)

We evaluated the terms of the notes in accordance with the new standard issued by the FASB related to the disclosure of derivative instruments and hedging activities. The Company determined that the conversion feature did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. We evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the notes and was deemed to be less than the market value of our common stock at the inception of the note. A beneficial conversion feature was recognized and gave rise to a debt discount of $112,000, which is amortized immediately due to the note being due on demand.

During 2009, Gregory Duncan advanced the Company $5,000 and there is no stated interest rate on the note and is payable on demand. The imputed interest amount is immaterial.

During 2009, Venturex Global Investment Corp. advanced the Company $500,000. The Venturex Global Investment Corp. note has a stated interest rate of 12% and will start to accrue on June 30, 2010 and payments on the note will commence with the quarter ended September 30, 2010 and shall continue every quarter thereafter with payments for accrued interest at the note rate paid on the last day of each quarter. The maturity date of the note is June 21, 2014.

We evaluated the terms of the note in accordance with the new standard issued by the FASB related to the disclosure of derivative instruments and hedging activities. The Company determined that the conversion feature did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. We evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the notes and was deemed to be more than the market value of our common stock at the inception of the note and therefore no beneficial conversion feature exists.

	December 31,	December 31,
Long-term debt consists of the following:	2009	2008

Related party note payable, bearing interest at 12% payable in quarterly installments including interest beginning September 30, 2010. Interest on the note begins accruing on June 30, 2010. The note matures June 21, 2014.	$500,000	$-

Total	500,000	-
Less amount due within one year	(112,589)	-
Long-term debt	$387,411 $	-
Maturities of long-term debt for the twelve months ending December 31,
2010	112,589	-
2011	78,966	-
2012	88,877	-
2013	100,031	-
2014	119,537	-
2015	-	-
Total	$500,000	$-

F-17

GO ALL IN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

5.	Inventory

The Company’s product offerings consist of an energy drink and bottled water. All inventories are stored at an off-site third party facility and consist entirely of finished goods in the amount of zero at December 31, 2009 and $14,951 at December 31, 2008. A total of $11,549 and $85,769 in inventory was written off in the years ended December 31, 2009 and 2008, respectively.

6.	Going Concern

For the years ended December 31, 2009 and December 31, 2008, the Company used cash in operations of $633,789 and $1,237,395, respectively and incurred net losses of $7,991,496 and $2,333,391 respectively. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

7.	Trademarks

In June 2007, the Company acquired the “All In” trademark for a cost of $50,000. As the trademark has an indefinite life it is not subject to amortization. Management reviews the trademark annually for impairment. At December 31, 2008, management has determined that the trademark was impaired and therefore, has been written down to fair value and an impairment loss of $48,333 has been recognized.

8.	Subsequent Events

Management has evaluated subsequent events through the date on which the financial statements were available to be issued.

F-18

KORE NUTRITION INCORPORATED
PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2009
(Expressed in US dollars)
(Unaudited)

	Kore	Go All In
	Year Ended	Year Ended		Pro Forma	Pro Forma
	December 31,	December 31,		Adjustments	Statement Of
	2009	2009		(Note 3)	Operations
	$	$		$	$

REVENUE	–	–		–	–

COST OF GOODS SOLD	–	15,226		–	15,226

EXPENSES
Business development	35,850	6,637,171		–	6,673,021
Office expenses	40,367	17,853		–	58,220
Marketing and sales expense	–	23,137		–	23,137
Outsource personnel	–	174,619		–	174,619
Professional fees	–	275,399	(a)	30,000	305,399
Total Expenses	76,217	7,128,179		30,000	7,234,396
Net Loss Before Other Items	(76,217)	(7,143,405)		(30,000)	(7,249,622)
Other Expense
Interest expense	–	(152,176)		–	(152,176)
Taxes	–	(250)		–	(250)
Extinguishment of debt	–	(695,665)		–	(695,665)
NET LOSS	(76,217)	(7,991,496)		(30,000)	(8,097,713)

Pro forma loss per share (Note 4)
LOSS PER SHARE – Basic and diluted	(0.00)	(0.12)			(0.12)

(See accompanying notes)

KORE NUTRITION INCORPORATED
PRO FORMA STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2010
(Expressed in US dollars)
(Unaudited)

	Kore	Go All In
	Three Months	Three Months
	Ended	Ended		Pro Forma	Pro Forma
	March 31,	March 31,		Adjustments	Statement Of
	2010	2010		(Note 3)	Operations
	$	$		$	$

REVENUE	–	–		–	–
EXPENSES
Business development	–	19,088		–	19,088
Office expenses	70	1,705		–	1,775
Marketing and sales expense	–	14,017		–	14,017
Professional fees	76,870	54,012	(a)	30,000	160,882
Total Expenses	76,940	88,822		30,000	195,762
Net Loss Before Other Items	(76,940)	(88,822)		(30,000)	(195,762)
Other Expense
Interest expense	–	(14,095)		–	(14,095)
NET LOSS	(76,940)	(102,917)		(30,000)	(209,857)

Pro forma loss per share (Note 4)
LOSS PER SHARE – Basic and diluted	(0.00)	(0.00)			(0.00)

(See accompanying notes)

F-20

KORE NUTRITION INCORPORATED

Notes to Pro Forma Financial Statements
(Expressed in US dollars)
(Unaudited)

1.	Basis of Presentation

Pursuant to a share exchange agreement dated February 26, 2010, Kore Nutrition Incorporated (“Kore”) acquired all of the issued and outstanding common shares of Go All In, Inc. (“Go All In”) in exchange for the issuance by Kore to the shareholders of Go All In an aggregate of 35,425,000 shares of common stock. See Note 2.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Kore and Go All In.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma statement of operations combining the audited annual statement of operations of Kore for the year ended December 31, 2009 with the audited annual statement of operations of Go All In for the year ended December 31, 2009, giving effect to the transaction as if it occurred on January 1, 2009.

(b) an unaudited pro forma statement of operations combining the unaudited interim statement of operations of Kore for the three months ended March 31, 2010 with the unaudited interim statement of operations of Go All In for the three months ended March 31, 2010, giving effect to the transaction as if it occurred on January 1, 2010.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Kore for the year ended December 31, 2009. Based on the review of the accounting policies of Go All In, it is Kore management’s opinion that there are no material accounting differences between the accounting policies of Kore and Go All In. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Kore.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with United States generally accepted accounting principles applied on a basis consistent with Kore ’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Kore which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

2.	Business Acquisition

By a Share Exchange Agreement dated February 26, 2010, Kore agreed to acquire all of the issued and outstanding shares of Go All In in exchange for the issuance of 35,425,000 shares of Kore's common stock. The share exchange was treated as a reverse acquisition with Go All In deemed the accounting acquirer and Kore deemed the accounting acquiree under the purchase method of accounting, with the former shareholders of Go All In controlling approximately 53% of the issued and outstanding common shares of Kore after the closing of the amalgamation transaction. The reverse merger is deemed a recapitalization and the consolidated financial statements represent the continuation of the financial statements of Go All In (the accounting acquirer/legal subsidiary) except for its capital structure, and the consolidated financial statements reflect the assets and liabilities of Go All In recognized and measured at their carrying value before the combination and the assets and liabilities of Kore (the legal acquiree/legal parent). The equity structure reflects the equity structure of the Kore, the legal parent, and the equity structure of Go All In, the accounting acquirer, as restated using the exchange ratios established in the share exchange agreement to reflect the numbers of shares of the legal parent.

In connection with the share exchange agreement, Kore completed a private placement consisting of 1,280,000 shares of common stock for cash proceeds of $640,000, and settled debt of $600,000 by the issue of 1,200,000 shares of common stock. Pursuant to the share exchange agreement, the Company also cancelled 101,080,000 shares of common stock previously outstanding.

KORE NUTRITION INCORPORATED

Notes to Pro Forma Financial Statements
(Unaudited)
(Expressed in US dollars)

2.	Business Acquisition (continued)

The common shares of Kore issued to the Go All In shareholders were determined to have a fair value of $511,383. The preliminary allocation of the purchase price is summarized in the table below and is subject to change.

$
Purchase price
35,425,000 common shares	511,383
Fair value of Go All In net assets to be acquired
Cash and cash equivalents	522,691
Bank overdraft	(4,454)
Accounts payable	(6,854)
511,383

3.	Pro Forma Assumptions and Adjustments

The unaudited pro form consolidated financial statements incorporate the following pro forma assumptions:

(a)	Kore incurred $30,000 of professional fees as a result of entering into the share exchange agreement.

(b)	Subsequent to the closing of the acquisition, Kore issues the remaining 4,737,876 shares of common stock to the shareholders of Go All In pursuant to the share exchange agreement.

(c)

The acquisition has been accounted for using the purchase method with Go All In identified as the acquirer and the business acquired recorded at estimated fair value. The purchase price for the amalgamation has been allocated to the acquired assets and liabilities of Kore on a pro forma basis as described in Note 2.

4.	Pro Forma Loss Per Share:

Pro forma basic and diluted loss per share for the year ended December 31, 2009 and the three month period ended March 31,2010 has been calculated based on the weighted average number of common shares issued during the respective periods plus all common share issuances relating to the share exchange agreement. The common shares have been treated as issued on January 1, 2009 and January 1, 2010 respectively.

	Year ended	Three months ended
	December 31,	March 31,
	2009	2010
Basic pro forma loss per share computation
Numerator:
Pro forma net loss available to shareholders	$(8,097,713)	$(158,012)
Denominator:
Weighted average Kore shares outstanding	131,509,308	51,746,896
Shares issued for cash	1,280,000	–
Shares issued upon settlement of debt	1,200,000	–
Shares cancelled pursuant to exchange agreement	(101,080,000)	–
Shares issued pursuant to exchange agreement	35,425,000	4,737,876
Pro forma weighted average shares outstanding	68,334,308	56,484,772
Basic and Diluted pro forma loss per share	$(0.12)	$(0.00)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during our most recently completed fiscal year.

Item 2.03         Creation of a Direct Financial Obligation

Effective March 31, 2010, we entered into an assumption agreement with Go All In, Inc., and Venturex Global Investment Corp., a creditor of Go All In, Inc., pursuant to which we agreed to assume the obligation to repay a promissory note in the principal amount of $500,000 from Go All In, Inc. Effective March 31, 2010, we converted all of the assumed debt into shares of our common stock in connection with the closing of the share exchange agreement described under Item 2.01 herein.

Item 3.02         Unregistered Sales of Equity Securities

The information contained in Item 2.01 above related to the unregistered sales of equity securities is responsive to this Item 3.02 and is incorporated herein by reference.

Item 5.01        Changes in Control of Registrant

The information contained in Item 2.01 above related to the change in control of the registrant is responsive to this Item 5.01 and is incorporated herein by reference.

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers

The information contained in Item 2.01 above related to resignations and appointments of the registrant’s officers and directors responsive to this Item 5.02 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(a)    Financial statements of businesses acquired

The information included under Item 2.01 above related to the audited financial statements of All In is responsive to this Item 9.01 and is incorporated herein by reference.

(b)    Pro forma financial information.

The information included under Item 2.01 above related to pro forma financial statements reflecting the completion of the share exchange transaction is responsive to this Item 9.01 and is incorporated herein by reference.

(d)    Exhibits

Exhibit Number	Description of Exhibit
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form S-1, as filed with the Commission on August 29, 2008)
3.2	Bylaws (incorporated by reference from our registration statement on Form S-1, as filed with the Commission on August 29, 2008)

Exhibit Number	Description of Exhibit
3.3	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on February 16, 2010 (incorporated by reference from our current report on Form 8-K as filed with the Commission on February 23, 2010)
(10)	Material Contracts
10.1	Employment Agreement with Deanna Embury (incorporated by reference from our registration statement on Form S-1, as filed with the Commission on August 29, 2008)
10.2	Employment Agreement with Katherine Rodgers (incorporated by reference from our registration statement on Form S-1, as filed with the Commission on August 29, 2008)
10.3	Share Exchange Agreement dated February 26, 2010 among our company, Go All In, Inc. and the shareholders of Go All In, Inc. (incorporated by reference from our current report on Form 8-K, as filed with the Commission on March 4, 2010)
10.4	Promissory Note and Security Agreement dated February 26, 2010 among our company and Go All In, Inc. (incorporated by reference from our current report on Form 8-K, as filed with the Commission on March 4, 2010)
10.5	Form of Convertible Promissory Note, dated effective as of February 22, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the Commission on April 6, 2010)
10.6	Form of Unit Subscription Agreement, dated effective as of March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the Commission on April 6, 2010)
10.7	Assumption Agreement among our company, Go All In, Inc. and Venturex Global Investment Corp., dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the Commission on April 6, 2010)
10.8	Debt Settlement Subscription Agreement among our company and Venturex Global Investment Corp., dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the Commission on April 6, 2010)
10.9	Form of Lock Up Agreement among our company and certain shareholders of Go All In, Inc., dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the Commission on April 6, 2010)
10.10	Escrow Agreement among our company and certain shareholders of Go All In, Inc., dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the Commission on April 6, 2010)
10.11	Return to Treasury Agreement between our company and Deanna Embury, dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the Commission on April 6, 2010)
10.12	Return to Treasury Agreement between our company and Katherine Rodgers, dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the Commission on April 6, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE NUTRITION INCORPORATED

/s/ Jeff Todd
Jeff Todd
Chief Executive Officer and Director

Date: June 11, 2010